UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2004

MYMETICS CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE
(State of Incorporation)

000-25132 25-1741849
(Commission File Number) (I.R.S. Employer Identification No.)

14, RUE DE LA COLOMBIERE
1260 Nyon, SWITZERLAND
(Address of principal executive offices)

011 41 22 363 13 10
(Registrant’s telephone number, including area code)

PART II. OTHER INFORMATION

ITEM 8.01 OTHER EVENTS.

Under the terms of funding agreements with Cornell Capital Partners, Mymetics has obtained a firm commitment of $5 million under a Standby Equity Distribution Agreement. Mymetics may, at its discretion, issue shares to Cornell at any time over the next two years. The maximum aggregate amount of the equity placements pursuant to the agreement is $5 million. Subject to this limitation, Mymetics may draw down up to $175,000 per advance. The facility is to be used in whole or part entirely at Mymetics’ discretion, subject to an effective registration. There are no minimum draw downs required in the agreement. In addition, the Cornell shares carry an anti-shorting provision.

Christian J.-F. Rochet, President and Chief Executive Officer of Mymetics, commented, “We are pleased to have been able to structure such a sizable financing package with a reputable financial institution like Cornell and to have its participation as well as confidence in our company and products in this important stage of our company’s growth. In 2005, we anticipate to optimize our HIV-AIDS vaccine prototype and to sign a partnership agreement with a major industrial player to assist us in our planned human clinical trials. We have arranged this financial commitment in order to fund these developments and give us flexibility to achieve further progress in other areas as well.”

Managed by US-based Yorkville Advisors LLC, Cornell Capital Partners, LP has structured equity participation agreements in the U.S., United Kingdom and Australian financial markets. Cornell is recognized as a world leader in these types of agreements and has made available in excess of $900 million for close to 100 publicly quoted corporations. Information regarding Cornell Capital Partners, LP can be found at www.cornellcapital.com.

ABOUT Mymetics

Mymetics Corporation is a biotechnology company focused on the development of human and animal vaccines and therapies in the field of retroviral and viral autoimmune diseases, including HIV-1 infection. The Company’s key discovery is a fundamental though subtle three-dimensional mimicry between the viral envelope glycoprotein gp41 of HIV-1 and the IL-2 cytokine (Interleukin-2) of the infected host. Based on this understanding of molecular mimicry, Mymetics has been able to engineer gp41 proteins capable of eliciting neutralizing antibodies against primary HIV-1 strains and has also designed specific therapeutic molecules which have the potential to prevent and/or delay the disease. Mymetics’ platform technology can also be applied to other retrovirus-related diseases that involve similar mimicries, including certain oncoviruses often associated with human leukemia. For more information, please visit Mymetics’ Web site at http://www.mymetics.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that involve risks and uncertainties. The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward looking statements concern matters that involve risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential”, “continue”, “possibly” or “clearly” or similar words are intended to identify forward looking statements, although not all forward looking statements contain these words.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity performance or achievements, nor can we guarantee that our prototype vaccines will be proved effective under human clinical trials conditions. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We are under no duty to update any of the forward-looking statements after the date hereof to conform such statements to actual results or to changes in our expectations.

Readers are urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation disclosures made under the captions “Management Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” “Consolidated Financial Statements” and “Notes to Consolidated Financial Statements” included in the Company’s annual report on Form 10-K for the year ended December 31, 2003 and in our Registration Statement on Form S-1 dated May 22, 2002, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2004

MYMETICS CORPORATION
By:	/s/ Christian Rochet
Christian Rochet,
President, Chief Executive Officer